Exhibit 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Omnibus Stock Incentive Plan of Harveys Casino Resorts for the registration of 404,000 shares of its common stock and to the incorporation by reference therein of our report dated December 30, 1999 with respect to the consolidated financial statements of Harveys Casino Resorts included in its Annual Report (Form 10-K), for the year ended November 30, 1999 filed with the Securities and Exchange Commission.

                             ERNST & YOUNG LLP

Reno, Nevada
January 18, 2001